SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

TIME WARNER TELECOM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30218	84-1500624
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 566-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Time Warner Telecom Pro Forma Information

On July 27, 2006, Time Warner Telecom entered into a definitive agreement and plan of merger with XPD Acquisition, LLC, Xspedius Communications, LLC, or Xspedius, Xspedius Management Co., LLC, and Xspedius Holding Corp. pursuant to which XPD Acquisition, LLC, Time Warner Telecom’s wholly-owned subsidiary, will merge with and into Xspedius, with Xspedius continuing as Time Warner Telecom’s indirect wholly-owned subsidiary. Xspedius is a facilities-based provider of integrated communications services primarily to enterprise businesses as well as carrier customers. Xspedius provides a comprehensive suite of high quality services, including metro Ethernet, local and long distance voice, data and dedicated Internet access services, in 43 markets, across 20 states and the District of Columbia. This acquisition will increase the number of markets Time Warner Telecom serves from 44 to 75, and will further expand Time Warner Telecom’s network reach and market density for serving multi-location and multi-city enterprise customers.

Under the terms of the merger agreement, Time Warner Telecom will pay total consideration of $531.5 million, consisting of $212.5 million in cash (subject to adjustment based on Xspedius’ indebtedness and working capital) and $319.0 million in shares of our Class A common stock. Time Warner Telecom will assume no debt in the acquisition. The stock consideration is subject to a 20% symmetrical collar adjustment. This adjustment is based on the average share price of Time Warner Telecom’s Class A common stock for the 20 trading-day period ending on the trading day immediately preceding the third trading day prior to the closing of the transaction. However, the number of shares of Time Warner Telecom’s Class A common stock to be issued in the merger will in no event be more than 23,400,000 shares or fewer than 18,249,428 shares. If $319.0 million exceeds the product of (x) the number of shares of Time Warner Telecom’s Class A common stock to be issued in the merger multiplied by (y) the greater of the average price described above and $11.66, the aggregate cash consideration payable in the merger will be increased by the amount of such excess.

Closing is expected to occur by January 31, 2007 and is subject to customary conditions, including receipt of applicable state and federal regulatory approvals and the effectiveness of a registration statement on Form S-4 in connection with the registration under the Securities Act of the Class A common stock to be issued in the merger. Time Warner Telecom filed the registration statement on Form S-4 with the SEC on September 1, 2006. The transaction has been approved by the required majority consent of equity holders of Xspedius and does not require the vote of Time Warner Telecom stockholders.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements presented below are derived from the historical consolidated financial statements of Time Warner Telecom and Xspedius. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are prepared using the purchase method of accounting based on available information and assumptions that Time Warner Telecom believes to be reasonable. These adjustments are described in the accompanying notes. The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the six months ended June 30, 2006 and the year ended December 31, 2005 give effect to Time Warner Telecom’s acquisition of Xspedius and the related financing as if it had occurred on January 1, 2005. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of June 30, 2006 gives effect to Time Warner Telecom’s acquisition of Xspedius and the related financing as if it had occurred on June 30, 2006. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements should not be considered indicative of actual results that would have been achieved had the transaction actually been consummated on the dates indicated and does not purport to be indicative of results of operations as of any future date or for any future period.

The final purchase consideration paid by Time Warner Telecom is subject to adjustment based on the average of the closing sales prices per share price of Time Warner Telecom’s Class A common stock as reported by the Nasdaq Stock Market for the 20 trading-day period ending on the trading day immediately preceding the third trading day prior to the closing of the transaction. However, in no event will the number of shares of Time Warner Telecom Class A common stock issuable in the merger be less than 18,249,428 or more than 23,400,000. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements have been prepared based on the average closing price of Time Warner Telecom’s Class A common stock for the five business day period commencing two business days prior to the public announcement of the acquisition, or $16.15. The purchase consideration is also subject to adjustments based on Xspedius’ indebtedness and working capital as of the closing date.

As of the date of this report, Time Warner Telecom has not completed the detailed valuation studies necessary to arrive at the fair market value of the Xspedius assets to be acquired and liabilities to be assumed and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform Xspedius data to Time Warner Telecom’s accounting policies. Certain accounting policy differences exist with respect to the accounting for disputed accrued carrier related liabilities. This potential adjustment has not been included in these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements as it cannot be reasonably estimated. Other estimates were used in the preparation of pro forma information as described in the Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements. The final allocation of the purchase price may differ from these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements once Time Warner Telecom has determined the final purchase consideration for Xspedius, has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting changes. There can be no assurance that the finalization will not result in material changes.

Time Warner Telecom intends to fund a portion of the cash consideration by drawing on its existing $110.0 million revolving credit facility. Interest on the revolving credit facility is calculated on a specified floating Eurodollar rate plus 2.5%. Based on the Eurodollar rate at June 30, 2006, the interest rate was 7.48%. A 1/8% change in the applicable rate would change the amount of annual interest paid by $137,500. Although this financing option is currently available, Time Warner Telecom may enter into additional financing or refinancing transactions prior to or after the closing of the merger.

Time Warner Telecom is currently negotiating with a group of lenders for a new financing package consisting of a $600 million senior secured term loan and a $100 million secured revolving credit facility. If completed, the term loan would refinance $199 million senior secured term loan B, finance the redemption of $240 million senior secured floating rates and partially finance the cash portion of the consideration for our acquisition of Xspedius as well as related fees and expenses of the transaction and capital expenditures. The $100 million secured revolving credit facility would replace the $110 million secured revolving credit facility that is currently undrawn, and could be used for general corporate purposes. The financing transaction is subject to syndication and execution of definitive documentation.

On September 13, 2006, Time Warner Telecom commenced a secondary offering of 27,500,000 shares of Class A common stock by Time Warner Inc., Advance Telecom Holdings Corporation and Newhouse Telecom Holdings Corporation. The selling stockholders have also granted the underwriters the option to purchase 4,125,000 additional shares of Class A common stock to cover over-allotments. Time Warner Telecom will not receive any proceeds from the sale of the Class A common stock in the offering. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements do not reflect any impact of the secondary offering.

TIME WARNER TELECOM, INC.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

June 30, 2006

	Historical		Pro forma
	Time Warner Telecom	Xspedius	Adjustments		Financing Impact		Combined
	(amounts in thousands)
ASSETS

			(1,139	)(a1)
Cash and cash equivalents	$130,826	$7,119	$(220,170	)(a1)	$110,000	(c1)	$26,636
Investments	197,470						197,470
Receivables	46,904	16,845					63,749
Prepaid expenses and other current assets	20,314	2,583					22,897
Deferred income taxes	11,426						11,426

Total current assets	406,940	26,547	(221,309)		110,000		322,178

Property, plant and equipment- net	1,193,178	112,661			—		1,305,839
Deferred income taxes	47,343						47,343
			262,967	(a5)
Goodwill	26,773	73,278	(73,278	)(a4)			289,740

			170,000	(a4)
			(29,121	)(a4)
Other assets, net of accumulated amortization	26,547	36,023	(2,231	)(a3)			201,218

Total assets	$1,700,781	$248,509	$107,028		$110,000		$2,166,318

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion debt and capital lease obligations	3,563	49,427	(49,427	)(a1)			3,563
Other current liabilities	224,325	36,570	(384	)(a1)			260,511

Total current liabilities	227,888	85,997	(49,811)		—		264,074

Long-term debt and capital lease obligations	1,219,129	284	(284	)(a1)	110,000	(c1)	1,329,129
Deferred revenue	18,554	1,333	(1,333	)(a3)			18,554
Other long-term liabilities	8,882	1,322	(971	)(a3)			9,233

Total liabilities	1,474,453	88,936	(52,399)		110,000		1,620,990

Stockholders’ equity:
Preferred stock	—		—				—
Preferred units		162,370	(162,370	)(a2)			—
Class A common stock	770		198	(a1)			968
Class B common stock	436		—				436
Common units		23	(23	)(a2)			—
Deferred stock-based compensation		(2,820)	2,820	(a2)			—
Additional paid-in capital	1,202,299		318,802	(a1)			1,521,101

Accumulated deficit	(977,177)		—				(977,177)

Total stockholders’ equity	226,328	159,573	159,427		—		545,328

Total liabilities and stockholders’ equity	$1,700,781	$248,509	$107,028		$110,000		$2,166,318

See notes to unaudited proforma condensed combined consolidated financial statements.

TIME WARNER TELECOM, INC.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

Year ended December 31, 2005

	Historical		Pro forma
	Time Warner Telecom	Xspedius	Adjustments				Combined
			Xspedius		Financing Impact
	(audited)	(audited)
	(amounts in thousands, except per share amounts)
Revenue	$708,727	$214,660	$—		$—		$923,387

Costs and Expenses
Operating	264,517	104,066	33,600	(b4)			402,183
Selling, general, and administrative	193,052	104,036	(33,600	)(b4)			263,488

			24,286	(a4)
Depreciation, amortization, and accretion	238,180	40,664	(8,153	)(b1)			294,977

Total costs and expenses	695,749	248,766	16,133		—		960,648

Operating income (loss)	12,978	(34,106)	(16,133)		—		(37,261)

					(8,228	)(c1)
Interest Expense	(120,219)	(7,233)	7,233	(b2)	727	(c2)	(127,720)

Debt extinguishment costs	(14,043)	—					(14,043)
Interest income and other, net	13,220	584	(3,339	)(b3)			10,465

Loss before income taxes	(108,064)	(40,755)	(12,239)		(7,501)		(168,559)

Income tax expense	—	—					—

Net loss	$(108,064)	$(40,755)	$(12,239)		$(7,501)		$(168,559)

Net loss per common share	$(0.93)						$(1.24)

Weighted average shares outstanding	116,315		19,752				136,067

See notes to unaudited proforma condensed combined consolidated financial statements.

TIME WARNER TELECOM, INC.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

Six months ended June 30, 2006

	Historical		Pro forma
	Time Warner Telecom	Xspedius	Adjustments				Combined
			Xspedius		Financing Impact
	(amounts in thousands, except per share amounts)
Revenue	$377,485	$114,061	$—		$—		$491,546

Costs and Expenses
Operating	139,429	53,050	14,574	(b4)			207,053
Selling, general, and administrative	109,776	45,545	(14,574	)(b4)			140,747

			12,143	(a4)
Depreciation, amortization, and accretion	122,496	19,882	(4,150	)(b1)			150,371

Total costs and expenses	371,701	118,477	7,993		—		498,171

Operating income (loss)	5,784	(4,416)	(7,993)		—		(6,625)

					(4,114	)(c1)
Interest Expense	(53,162)	(4,166)	4,166	(b2)	278	(c2)	(56,998)
Debt extinguishment costs	(25,777)	—					(25,777)
Interest income and other, net	10,489	368	(2,404	)(b3)			8,453

Loss before income taxes	(62,666)	(8,214)	(6,231)		(3,836)		(80,947)

Income tax expense	7	—					7

Net loss	$(62,673)	$(8,214)	$(6,231)		$(3,836)		$(80,954)

Net loss per common share	$(0.53)						$(0.58)

Weighted average shares outstanding	119,155		19,752				138,907

See notes to unaudited proforma condensed combined consolidated financial statements.

Time Warner Telecom Inc.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

(a)	The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet includes adjustments to reflect the acquisition of Xspedius:

(a1) The aggregate consideration for the Xspedius acquisition is $531.5 million (subject to upward or downward adjustment as described below), consisting of $212.5 million in cash and $319.0 million in shares of Time Warner Telecom Class A common stock.

The share consideration within these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements is based upon the following calculation:

Class A common stock consideration	$319,000
Price per share (1)	16.15

Number of shares	19,752

Value attributed to par at $1 par value	$198
Balance to additional paid in capital	$318,802

(1)	For purposes of the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, price per share is based on the average closing price of Time Warner Telecom Class A common stock for the five business day period commencing on the second business day prior to the public announcement of the acquisition on July 27, 2006

The $212.5 million cash consideration is subject to upward or downward adjustment based on Xspedius’ indebtedness and working capital at the closing date. Indebtedness will be assumed and simultaneously retired with the closing. Working capital will be increased by any amounts paid or payable at closing in accordance with certain employee retention plans. Such plans are not yet in place and an adjustment amount is not yet estimable. The following schedule details the cash to be paid at closing reconciled to the cash to be paid to Xspedius’ members:

Cash to be paid at closing	$220,170
Transaction fees	(7,670)

Cash consideration	212,500
Working capital adjustment	1,139
Xspedius indebtedness to be settled at closing	(50,095)

Cash to be paid to Xspedius’ members	$163,544

The assumption of Xspedius’ indebtedness and simultaneous payment of the indebtedness by Time Warner Telecom will not have a net impact on the total cash to be paid at closing by Time Warner Telecom since the cash consideration is adjusted by the same amount. The following schedule details Xspedius’ indebtedness as of June 30, 2006:

Current portion debt and capital lease obligations	$49,427
Other current liabilities (accrued interest)	384
Long-term debt and capital lease obligations	284

Total Xspedius’ indebtedness assumed and repaid	$50,095

(a2) The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet has been adjusted to eliminate the historical member’s equity accounts of Xspedius.

(a3) The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet has been adjusted to eliminate the assets and liabilities which have no future benefit and/or service obligation to or by Time Warner Telecom.

(a4) The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet has been adjusted to reflect the elimination of Xspedius’ goodwill and purchased intangibles. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements reflect a preliminary allocation of the purchase price to tangible assets and liabilities with fair values approximating historical book values as of June 30, 2006. The remaining unallocated purchase price was allocated to goodwill.

A preliminary fair value estimate of $170 million has been included for identified intangible assets, which are expected to consist primarily of customer lists, relationships and agreements, with a preliminary straight-line asset life of seven years (amortization of this intangible is reflected in the Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations). The annual expense would decrease by $3.0 million or increase by $4.0 million if the life were to increase or decrease, respectively, by one year.

The final purchase price allocation, which will be based on third party appraisals that have not been completed, may result in different allocations of fair value for tangible and intangible assets than those presented in these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, and those differences could be material.

(a5) This adjustment reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill.

Aggregate consideration	$531,500
Working capital adjustment	1,139
Acquisition costs	7,670

Total cost of acquisition	$540,309
Indebtedness adjustment	(50,095)

Total purchase price to be allocated	$490,214

Book value of tangible net assets acquired:
Property, plant and equipment- net	112,661
Indebtedness	(50,095)
Other tangible net assets acquired	(5,319)

Total book value of tangible net assets acquired	57,247
Preliminary fair value of identifiable intangible assets	170,000

Preliminary estimate of fair value of identifiable net assets acquired	227,247

Preliminary estimate of goodwill	$262,967

(b)	The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations includes adjustments to reflect the acquisition of Xspedius:

(b1) This removes the historical amortization attributable to Xspedius’ intangible assets attributable to Xspedius’ intangible assets.

(b2) This adjustment removes Xspedius’ interest expense on historical debt to be retired at closing.

(b3) This adjustment removes the historical interest income earned by Time Warner Telecom on the $111.3 million of the cash consideration funded with cash on hand.

(b4) Time Warner Telecom considers certain expenses as operating costs that Xspedius presents as selling, general, and administrative costs, including employee costs related to provisioning and field technicians. This adjustment is an estimate of the reclassification necessary to conform the historical Xspedius presentation of operating costs and selling, general, and administrative costs to be consistent with Time Warner Telecom’s presentation.

(c)	The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements includes adjustments to reflect the impact of the related financing:

(c1) Time Warner Telecom intends to draw $110.0 million on its existing revolving credit facility to fund a portion of the cash consideration. Interest on the revolving credit facility is calculated based on a specified Eurodollar rate plus 2.5%. Based on the Eurodollar rate at June 30, 2006, the interest rate was 7.48%. A  1/8% change in the applicable rate would change the amount of annual interest paid by $137,500. While this financing option is currently available, Time Warner Telecom may enter into additional financing or refinancing transactions prior to or after the closing of the merger.

Time Warner Telecom is currently negotiating with a group of lenders for a new financing package consisting of a $600 million senior secured term loan and a $100 million secured revolving credit facility. If completed before the closing of the Xspedius acquisition, the term loan would refinance $199 million senior secured term loan B, finance the redemption of $240 million senior secured floating rates and partially finance the cash portion of the consideration for our acquisition of Xspedius as well as related fees and expenses of the transaction and capital expenditures. The $100 million secured revolving credit facility would replace the $110 million secured revolving credit facility that is currently undrawn, and could be used for general corporate purposes. The transaction is subject to syndication and execution of definitive documentation.

(c2) This adjustment removes the commitment fee expense for the $110.0 million undrawn credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER TELECOM INC.

By:	/s/ Tina Davis
Name:	Tina Davis
Title:	Vice President and Deputy General Counsel

Dated: September 15, 2006